Exhibit 10.2

CONTRIBUTION AND ASSIGNMENT AGREEMENT

This Contribution and Assignment Agreement (the “Agreement”), dated as of May 29, 2024 (“Effective Date”), is entered into by and among AllFi Technologies, Inc., a Delaware corporation (“AllFi Technologies”), AllFi Holdings LLC, a Wyoming limited liability company (“AllFi Holdings”), and The Crypto Company, a Nevada corporation (“TCC”).

RECITALS

WHEREAS, pursuant to that certain Subscription Agreement by and between AllFi Holdings and AllFi Technologies dated as of October 2, 2023 (“Subscription Agreement I”) and that certain Subscription Agreement by and between AllFi Holdings and TCC dated as of October 7, 2023 (“Subscription Agreement II,” and together with Subscription Agreement I, the “Subscription Agreements”), AllFi Holdings owns a 49.9% interest in AllFi Technologies and 22,104,583 shares in TCC, which equated to a 9.99% interest in TCC;

WHEREAS, AllFi Holdings desires to contribute, assign, transfer and convey all of AllFi Holdings’ right, title and interest in and to TCC back to TCC, and TCC desires to accept and acquire all of AllFi Holdings’ right, title and interest in and to TCC (the “Contribution”); and

WHEREAS, upon the Contribution, AllFi Holdings desires to cease to be a shareholder of TCC.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Contribution. Effective as of the Effective Date, and on the terms and subject to the conditions set forth herein, AllFi Holdings hereby contributes, assigns, transfers and conveys to TCC all of AllFi Holdings’ right, title and interest in and to TCC (any potential future interests AllFi Holdings may have been eligible to receive under either Subscription Agreement I or Subscription Agreement II)(collectively, the “TCC Interests”). Effective as of the Effective Date, and on the terms and subject to the conditions set forth herein, TCC does hereby accept all of AllFi Holdings’ right, title and interest in and to the TCC Interests.

2. Membership in TCC. Concurrently with the Contribution described in Section 1 above, AllFi Holdings shall and does hereby cease to be a shareholder of TCC.

3. Representations of the Parties. Each of the parties hereto hereby represents and warrants to the other parties that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) it has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

4. Further Assurances. From time to time hereafter, each of the parties hereto hereby agrees to do all such acts and things and to execute and deliver, or cause to be executed and delivered all such documents, notices, instruments and agreements as may be necessary or desirable to give effect to the provisions and intent of this Agreement.

5. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of and be enforceable by and against, the parties hereto and their respective successors and assigns.

6. Amendments. This Agreement may be changed, modified or terminated only by an instrument in writing signed by each of the parties hereto.

7. Governing Law; Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflicts of law provision or rule thereof. The parties irrevocably elect, as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, any state or federal court located in the State of Delaware. Each of the parties hereby waives any right to trial by jury in any action or proceeding relating to this Agreement or any actual or proposed transaction or other matter contemplated in or relating to this Agreement.

8. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies hereunder.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under applicable law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, with effect as of the date first written above.

ALLFI TECHNOLOGIES, INC.
a Delaware corporation

By:
Name:	Ron Levy
Its:	CEO

ALL FI HOLDINGS LLC
a Wyoming limited liability company

By:
Name:	John Garner
Its:	Managing Member – CEO

THE CRYPTO COMPANY
a Nevada Corporation

By:
Name:	Ron Levy
Its:	Chief Executive Officer, Chief Operating Officer and Secretary